Exhibit 99.1
DCP MIDSTREAM REPORTS THIRD QUARTER RESULTS AND IS ON TRACK TO EXCEED 2021 FINANCIAL GUIDANCE
DENVER, November 2, 2021 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the three and nine months ended September 30, 2021.
HIGHLIGHTS
•For the respective three and nine months ended September 30, 2021, DCP had net income attributable to partners of $54 million and $76 million, net cash provided by operating activities of $187 million and $255 million, adjusted EBITDA of $353 million and $961 million, and distributable cash flow of $250 million and $650 million.
•Third quarter adjusted EBITDA and DCF increased by 6% and 11%, respectively, from the second quarter 2021.
•Generated $157 million of excess free cash flow for the three months ended September 30, 2021 and $378 million for the nine months ended September 30, 2021 after fully funding distributions and growth capital.
•Excess FCF generated in third quarter 2021 represents a 19% increase from second quarter 2021 and a 21% increase from third quarter 2020.
~~•~~For the three months ended September 30, 2021, DCP reported a record quarter of adjusted EBITDA, DCF, and excess FCF.
•Gathering & Processing volumes benefited from growth in the North and Permian, partially offsetting lower South region volumes and planned maintenance.
•Bank leverage improved to 4.1 times for the 12 months ended September 30, 2021.
•Fitch affirmed DCP's BB+ rating and updated DCP's outlook to "Positive".
•DCP announced changes to the company's executive management team including:
◦Bill Johnson will assume the role of President of Operations for the North Value Chain. This position will leverage Bill's deep technical knowledge and long-term experience with the company.
◦Rob Sadler will be promoted to Group Vice President, Energy Transition and Transformation. This new position is DCP's first executive management role focused on Energy Transition and Sustainability.

THIRD QUARTER 2021 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Unaudited)
	(Millions, except per unit amounts)

Net income (loss) attributable to partners	$54	$111	$76	$(392)
Net income (loss) per limited partner unit - basic and diluted	$0.18	$0.46	$0.15	$(2.09)
Net cash provided by operating activities	$187	$268	$255	$791
Adjusted EBITDA(1)	$353	$331	$961	$963
Distributable cash flow(1)	$250	$232	$650	$672
Excess free cash flow(1)	$157	$130	$378	$152

(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
"Our balanced and diversified portfolio continues to outperform and delivered a record quarter of adjusted EBITDA, distributable cash flow, and excess free cash flow for the partnership," said Wouter van Kempen, chairman, president, and CEO. "These results are a testament to the strong execution of the DCP team, as we continue to optimize our portfolio, innovate, and drive efficiencies. Year-to-date, we have generated $961 million of adjusted EBITDA, $650 million of DCF, and $378 million of excess free cash flow, which has us on target to exceed our 2021 guidance."
COMMON UNIT DISTRIBUTIONS
On October 12, 2021, DCP announced a quarterly common unit distribution of $0.39 per limited partner unit.
DCP generated distributable cash flow of $250 million and $650 million for the three and nine months ended September 30, 2021, respectively. Distributions declared were $81 million and $244 million for the three and nine months ended September 30, 2021, respectively.

THIRD QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing segment net income attributable to partners for the three months ended September 30, 2021 and 2020 was $153 million and $206 million, respectively.
Adjusted segment EBITDA decreased to $184 million for the three months ended September 30, 2021, from $216 million for the three months ended September 30, 2020, reflecting lower earnings from NGL and gas marketing, a decrease in Sand Hills volumes, partially offset by an increase in Southern Hills and Front Range volumes.
The following table represents volumes for the Logistics and Marketing segment:

			Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2020
NGL Pipeline	% Owned	Net Pipeline Capacity (MBbls/d)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)
Sand Hills	67%	333	285	288	307
Southern Hills	67%	128	112	116	104
Front Range	33%	87	65	60	57
Texas Express	10%	37	18	21	20
Other	Various	310	188	186	192
Total		895	668	671	680

Gathering and Processing
Gathering and Processing segment net income attributable to partners for the three months ended September 30, 2021 and 2020 was $38 million and $50 million, respectively.
Adjusted segment EBITDA increased to $227 million for the three months ended September 30, 2021, from $176 million for the three months ended September 30, 2020, reflecting higher commodity prices, higher wellhead volumes in the North, partially offset by lower volumes in the South, lower gathering and processing margins, and higher operating and maintenance expenses.
The following table represents volumes for the Gathering and Processing segment:

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2020
System	Net Plant/Treater Capacity (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)
North	1,580	1,567	1,540	1,506
Midcontinent	1,110	826	850	834
Permian	1,100	958	926	975
South	1,730	870	1,022	1,049
Total	5,520	4,221	4,338	4,364

CREDIT FACILITIES AND DEBT
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement, or the Credit Agreement, that matures on December 9, 2024. As of September 30, 2021, total unused borrowing capacity under the Credit Agreement was $846 million net of $552 million of outstanding borrowings and $2 million of letters of credit.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity that matures August 12, 2024. As of September 30, 2021, DCP had $350 million of outstanding borrowings under the accounts receivable securitization facility.
As of September 30, 2021, DCP had $5.7 billion of total consolidated principal debt outstanding. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the twelve months ended September 30, 2021, DCP's leverage ratio was 4.1 times. The effective interest rate on DCP's overall debt position, as of September 30, 2021, was 4.93%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three months ended September 30, 2021, DCP had expansion capital expenditures and equity investments totaling $12 million and sustaining capital expenditures totaling $17 million.

THIRD QUARTER 2021 EARNINGS CALL
DCP will host a conference call webcast tomorrow, November 3, 2021, at 10:00 a.m. ET, to discuss its third quarter earnings. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com, and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference ID number is 8273648. An audio webcast replay, presentation slides, and transcript will also be available by accessing the Investors section on the DCP website.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow, excess free cash flow and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:
•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;

•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.
DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
DCP defines excess free cash flow as distributable cash flow, as defined above, less distributions to limited partners, less expansion capital expenditures, net of reimbursable projects, and contributions to equity method investments, and less certain other items. Expansion capital expenditures are cash expenditures to increase DCP's cash flows, operating or earnings capacity. Expansion capital expenditures add on to or improve the capital assets owned, or acquire or construct new gathering lines and well connects, treating facilities, processing plants, fractionation facilities, pipelines, terminals, docks, truck racks, tankage and other storage, distribution or transportation facilities and related or similar midstream assets.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders. Excess free cash flow is used as a supplemental liquidity and performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, and is useful to investors and management as a measure of our ability to generate cash particularly in light of an ongoing transition in the midstream industry that has shifted investor focus from distribution growth to capital discipline, cost efficiency, and balance-sheet strength. Once business needs and obligations are met, including cash reserves to provide funds for distribution payments on our units and the proper conduct of our business, which includes cash reserves for future capital expenditures and anticipated credit needs, this cash can be used to reduce debt, reinvest in the company for future growth, or return to unitholders.

ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Mike Fullman
mfullman@dcpmidstream.com
303-605-1628

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$2,856	$1,466	$7,538	$4,031
Transportation, processing and other	144	109	387	330
Trading and marketing (losses) gains, net	(173)	11	(695)	156
Total operating revenues	2,827	1,586	7,230	4,517
Purchases and related costs	(2,511)	(1,218)	(6,387)	(3,338)
Operating and maintenance expense	(168)	(146)	(482)	(447)
Depreciation and amortization expense	(89)	(92)	(273)	(284)
General and administrative expense	(63)	(66)	(158)	(173)
Asset impairments	—	—	(20)	(746)
Loss on sale of assets, net	—	—	(1)	—
Restructuring costs	—	—	—	(9)
Other (expense) income	(2)	(4)	4	(12)
Total operating costs and expenses	(2,833)	(1,526)	(7,317)	(5,009)
Operating (loss) income	(6)	60	(87)	(492)
Interest expense, net	(73)	(77)	(227)	(226)
Earnings from unconsolidated affiliates	134	130	393	331
Income tax expense	—	(1)	—	(2)
Net income attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Net income (loss) attributable to partners	54	111	76	(392)
Series A preferred partner's interest in net income	(9)	(9)	(28)	(28)
Series B preferred partner's interest in net income	(4)	(3)	(10)	(9)
Series C preferred partner's interest in net income	(3)	(3)	(7)	(7)
Net income (loss) allocable to limited partners	$38	$96	$31	$(436)
Net income (loss) per limited partner unit — basic and diluted	$0.18	$0.46	$0.15	$(2.09)
Weighted-average limited partner units outstanding — basic	208.4	208.3	208.4	208.3
Weighted-average limited partner units outstanding — diluted	208.7	208.7	208.6	208.3

	September 30,	December 31,
	2021	2020
	(Millions)
Cash and cash equivalents	$3	$52
Other current assets	1,998	956
Property, plant and equipment, net	7,775	7,993
Other long-term assets	3,920	3,956
Total assets	$13,696	$12,957

Current liabilities	$1,931	$1,116
Current debt	355	505
Long-term debt	5,325	5,119
Other long-term liabilities	419	356
Partners' equity	5,640	5,834
Noncontrolling interests	26	27
Total liabilities and equity	$13,696	$12,957

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income (loss) attributable to partners	$54	$111	$76	$(392)
Interest expense, net	73	77	227	226
Depreciation, amortization and income tax expense, net of noncontrolling interests	89	94	271	286
Distributions from unconsolidated affiliates, net of earnings	29	39	69	158
Asset impairments	—	—	20	746
Other non-cash charges	1	(1)	2	5
Non-cash commodity derivative mark-to-market	107	11	296	(66)
Adjusted EBITDA	353	331	961	963
Interest expense, net	(73)	(77)	(227)	(226)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(17)	(7)	(44)	(23)
Distributions to preferred limited partners (b)	(16)	(15)	(45)	(44)
Other, net	3	—	5	2
Distributable cash flow	250	232	650	672
Distributions to limited partners	(81)	(82)	(244)	(325)
Expansion capital expenditures and equity investments, net of reimbursable projects	(12)	(20)	(27)	(193)
Other, net	—	—	(1)	(2)
Excess free cash flow	$157	$130	$378	$152

Net cash provided by operating activities	$187	$268	$255	$791
Interest expense, net	73	77	227	226
Net changes in operating assets and liabilities	(6)	(22)	199	35
Non-cash commodity derivative mark-to-market	107	11	296	(66)
Other, net	(8)	(3)	(16)	(23)
Adjusted EBITDA	353	331	961	963
Interest expense, net	(73)	(77)	(227)	(226)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(17)	(7)	(44)	(23)
Distributions to preferred limited partners (b)	(16)	(15)	(45)	(44)
Other, net	3	—	5	2
Distributable cash flow	250	232	650	672
Distributions to limited partners	(81)	(82)	(244)	(325)
Expansion capital expenditures and equity investments, net of reimbursable projects	(12)	(20)	(27)	(193)
Other, net	—	—	(1)	(2)
Excess free cash flow	$157	$130	$378	$152
(a) Excludes reimbursements for leasehold improvements
(b) Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$153	$206	$408	$619
Non-cash commodity derivative mark-to-market	7	(28)	47	(75)
Depreciation and amortization expense	3	3	9	9
Distributions from unconsolidated affiliates, net of earnings	21	35	56	82
Asset impairments	—	—	13	—
Other charges	—	—	—	2
Adjusted segment EBITDA	$184	$216	$533	$637

Operating and financial data:
NGL pipelines throughput (MBbls/d)	668	680	639	678
NGL fractionator throughput (MBbls/d)	58	58	51	55
Operating and maintenance expense	$11	$8	$29	$24

Gathering and Processing Segment:
Financial results:
Segment net income (loss) attributable to partners	$38	$50	$68	$(584)
Non-cash commodity derivative mark-to-market	100	39	249	9
Depreciation and amortization expense, net of noncontrolling interest	80	82	241	252
Asset impairments	—	—	7	746
Distributions from unconsolidated affiliates, net of losses	8	4	13	76
Other charges	1	1	2	3
Adjusted segment EBITDA	$227	$176	$580	$502

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,221	4,364	4,212	4,597
NGL gross production (MBbls/d)	406	406	392	394
Operating and maintenance expense	$157	$135	$443	$411